Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 29, 2025 (the “Closing Date”), CorMedix Inc., a Delaware corporation (the “Company,” “CorMedix,” “we,” “our” and “us”) completed its previously announced merger with Melinta Therapeutics, LLC, a Delaware limited liability company (“Melinta”). Pursuant to that certain Agreement and Plan of Merger, dated August 7, 2025 (the “Merger Agreement”), by and between the Company, Melinta, Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Members’ Representative”), Merger Sub merged with and into Melinta, with Melinta surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger, on August 12, 2025, the Company completed an offering of $150,000,000 aggregate principal amount of its convertible senior notes due 2030 (the “Notes”) in a private placement, exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Further information about the Notes (including the terms thereof) is contained in the Company’s Current Report on Form 8-K, dated August 7, 2025, which is incorporated herein by reference. In connection with the closing, the Company entered into an indenture, dated August 12, 2025, with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”), governing the Notes. The initial conversion rate for the Notes was set at the time of closing and is equal to 74.2515 shares of Common Stock per $1,000 principal amount of Notes.

The following unaudited pro forma condensed combined financial statements are based on the Company’s and Melinta’s audited historical consolidated financial statements, and unaudited interim condensed historical consolidated financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives effect to the Merger and the issuance of the Notes (together, the “Transactions”) as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and the six months ended June 30, 2025 give effect to the Transactions as if they occurred at the beginning of such period. The unaudited pro forma condensed combined financial statements have been adjusted to illustrate the estimated effects of the following:

●	The Merger, the impact of preliminary purchase accounting for the acquired assets and assumed liabilities, and merger-related adjustments;

●	The Notes, as described in the notes to the unaudited pro forma condensed combined financial statements; and

●	The reclassification of certain Melinta historical information to conform to CorMedix’s presentation as described in Note 4.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 25, 2025, the Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2025, which was filed with the SEC on August 7, 2025, Melinta’s audited historical financial statements for fiscal year ended December 31, 2024, and unaudited historical financial statements for six months ended June 30, 2025 and the related notes included in Exhibit 99.3 to the Current Report.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Melinta merger are described in the notes to the unaudited pro forma condensed combined financial information and principally include adjustments to record the effect of amortization and interest associated with the Transactions.

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the closing of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations.

These unaudited pro forma condensed combined financial statements also do not include any integration costs the Company may incur related to the Merger of the transferred assets.

CORMEDIX INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025

	CorMedix	Melinta After Reclassifications (Note 4)	Financing and Melinta Merger Adjustments	Note Reference (Note 5)	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$159,308,966	$48,433,118	$(207,742,084)	(a),(c),(d),(e)	$-
Short-term investments	31,402,850	-	-		31,402,850
Trade receivables, net	42,911,634	24,795,106	-		67,706,740
Inventories	9,634,438	21,951,868	-		31,586,306
Prepaid research and development expenses	123,116	787,207	-		910,323
Other prepaid expenses and current assets	4,675,885	7,575,930	-		12,251,815
Total current assets	248,056,889	103,543,229	(207,742,084)		143,858,034
Property and equipment, net	1,641,152	2,694,208	-		4,335,360
Other assets	642,066	16,952,732	-		17,594,798
Goodwill and in-process research and development	-	23,784,233	138,597,936	(a)	162,382,169
Intangible assets, net	1,740,260	24,028,214	205,471,786	(a)	231,240,260
Restricted cash, long-term	105,084	819,847	-		924,931
Operating lease right-of-use asset	413,652	2,593,152	-		3,006,804
Finance lease right-of-use asset	-	912,042	-		912,042
TOTAL ASSETS	$252,599,103	$175,327,657	$136,327,638		$564,254,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,815,366	$3,296,270	$(250,000)	(c)	$8,861,636
Structured payable, Current	-	5,200,000	-		5,200,000
Accrued expenses	25,718,305	27,737,125	8,779,399	(a),(e)	62,234,829
Operating lease liability, short-term	177,172	641,729	-		818,901
Finance lease liability, short-term	-	576,257	-		576,257
Total current liabilities	31,710,843	37,451,381	8,529,399		77,691,623
Notes payable	-	84,900,037	59,546,483	(a),(d)	144,446,520
Contingent consideration			80,368,000	(a)	80,368,000
Deferred tax liability			5,004,018	(a)	5,004,018
Operating lease liability, net of current portion	258,073	2,305,156	-		2,563,229
Finance lease liability, net of current portion	-	642,812	-		642,812
TOTAL LIABILITIES	31,968,916	125,299,386	153,447,900		310,716,202

STOCKHOLDERS’ EQUITY
Preferred stock - $0.001 par value: 2,000,000 shares authorized, and 91,623 shares issued and outstanding at June 30, 2025	92	-	-		92
Series A Preferred Stock; 50,000,000 shares authorized, issued and outstanding at June 30, 2025	-	140,000,000	(140,000,000)	(a),(b)	-
Common stock - $0.001 par value: 160,000,000 shares authorized, and 74,620,742 shares issued and outstanding at June 30, 2025	74,621	-	-		74,621
Accumulated other comprehensive gain	79,435	-	-		79,435
Additional paid-in capital	519,634,193	4,554,080	35,445,920	(a),(b)	559,634,193
Accumulated deficit	(299,158,154)	(94,525,809)	87,433,818	(a),(b),(c)	(306,250,145)
TOTAL STOCKHOLDERS’ EQUITY	220,630,187	50,028,271	(17,120,262)		253,538,196
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$252,599,103	$175,327,657	$136,327,638		$564,254,398

CorMedix Inc. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2025

	CorMedix	Melinta After Reclassifications (Note 4)	Pro Forma Adjustments	Note Reference (Note 5)	Pro Forma Combined
Revenue:
Net sales	$78,818,447	$63,063,187	$-		$141,881,634
Cost of sales	(3,459,162)	(14,516,398)	(9,079,452)	(f),(g), (k)	(27,055,012)
Gross profit	75,359,285	48,546,789	(9,079,452)		114,826,622
Operating Expenses:
Research and development	(5,635,149)	(8,567,843)	104,304	(k)	(14,098,688)
Selling and marketing	(10,857,913)	(19,234,911)	-		(30,092,824)
General and administrative	(19,197,437)	(19,494,895)	1,354,421	(h), (k)	(37,337,911)
Total Operating Expenses	(35,690,499)	(47,297,649)	1,458,725		(81,529,423)
Income From Operations	39,668,786	1,249,140	(7,620,727)		33,297,199
Other Income (Expense):
Interest income	1,395,747	845,915	-		2,241,662
Foreign exchange transaction (loss) gain	(54,468)	276,663	-		222,195
Other income	-	1,355,254	-		1,355,254
Interest expense	(16,679)	(3,516,380)	(204,401)	(i)	(3,737,460)
Total other income (loss)	1,324,600	(1,038,548)	(204,401)		81,651
Income before income taxes	40,993,386	210,592	(7,825,128)		33,378,850
Tax (expense) benefit	(521,507)	-	2,198,861	(l)	1,677,354
Net Income (Loss)	40,471,879	210,592	(5,626,267)		35,056,204
Other Comprehensive Income (Loss):
Unrealized loss from investments	(6,481)	-	-		(6,481)
Foreign currency translation loss	(4,730)	-	-		(4,730)
Total Other Comprehensive Loss	(11,211)	-	-		(11,211)
Comprehensive Income	$40,460,668	$210,592	$(5,626,267)		$35,044,993
Net Income (Loss) Per Common Share – Basic	$0.60				$0.50
Net Income (Loss) Per Common Share - Diluted	$0.58				$0.48
Weighted Average Common Shares Outstanding – Basic	66,593,438		3,323,833	(j)	69,917,271
Weighted Average Common Shares Outstanding – Diluted	70,354,212		3,323,833	(j)	73,678,045

CorMedix Inc. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2024

	CorMedix	Melinta After Reclassifications (Note 4)	Pro Forma Adjustments	Note Reference (Note 5)	Pro Forma Combined
Revenue:
Net sales	$43,472,170	$119,970,079	$-		$163,442,249
Cost of sales	(3,190,534)	(27,221,333)	(18,041,639)	(f),(g),(k)	(48,453,506)
Gross profit	40,281,636	92,748,746	(18,041,639)		114,988,743
Operating Expenses:
Research and development	(3,942,270)	(14,834,446)	230,117	(k)	(18,546,599)
Selling and marketing	(28,736,605)	(39,944,805)	-		(68,681,410)
General and administrative	(29,959,150)	(35,285,073)	492,507	(k)	(64,751,716)
Total Operating Expenses	(62,638,025)	(90,064,324)	722,624		(151,979,725)
Income (loss) From Operations	(22,356,389)	2,684,422	(17,319,015)		(36,990,982)
Other Income (Expense):
Interest income	2,578,792	1,220,162	-		3,798,954
Foreign exchange transaction loss	(30,788)	(630,099)	-		(660,887)
Other income	520,000	-	-		520,000
Interest expense	(36,405)	(7,977,885)	710,893	(i)	(7,303,397)
Total other income (loss)	3,031,599	(7,387,822)	710,893		(3,645,330)
Income (loss) before income taxes	(19,324,790)	(4,703,400)	(16,608,122)		(40,636,312)
Tax benefit	1,394,770	-	4,666,882	(1)	6,061,652
Net Income (Loss)	(17,930,020)	(4,703,400)	(11,941,240)		(34,574,660)
Other Comprehensive Income (Loss):
Unrealized loss from investments	(4,830)	-	-		(4,830)
Foreign currency translation loss	1,368	-	-		1,368
Total Other Comprehensive Loss	(3,462)	-	-		(3,462)
Comprehensive Income (Loss)	$(17,933,482)	$(4,703,400)	$(11,941,240)		$(34,578,122)
Net Income (Loss) Per Common Share – Basic and Diluted	$(0.30)				$(0.56)
Weighted Average Common Shares Outstanding – Basic and diluted	58,871,582		3,323,833	(j)	62,195,415

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1 – Description of the Merger and Debt Financing

On August 29, 2025, the Company completed its previously announced merger with Melinta Therapeutics, LLC. Pursuant to that certain Agreement and Plan of Merger, dated August 7, 2025 (the “Merger Agreement”), by and between the Company, Melinta, Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Members’ Representative” “Seller”), Merger Sub merged with and into Melinta, with Melinta surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

.

On August 12, 2025, the Company completed an offering of $150,000,000 aggregate principal amount of its convertible senior notes due 2030 (the “Notes”) in a private placement. The initial conversion rate for the Notes was set at the time of closing and is equal to 74.2515 shares of Common Stock per $1,000 principal amount of Notes. The Company used the proceeds of the Notes, net of related fees and expenses, along with cash on hand to finance the Merger.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the Company’s and Melinta’s audited historical consolidated financial statements and unaudited interim condensed historical consolidated financial statements as adjusted to give effect to the Merger and the issuance of the Notes (together, the “Transactions”). The unaudited pro forma condensed combined balance sheet as of June 30, 2025, gives effect to the Transactions as of that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025, and the year ended December 31, 2024, give effect to the Transactions as if they occurred on the beginning of such period.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805 Business Combinations (“ASC 805”), with CorMedix as acquirer and Melinta as acquiree. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined statement of financial position, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Melinta based upon management’s preliminary estimate of their fair values as of August 29, 2025. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. The purchase price allocation and amortization adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value, if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria is not met, no asset or liability would be recognized.

Note 3 – Summary of Significant Accounting Policies

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. During preparation of the unaudited pro forma condensed combined financial statements, management has performed a preliminary analysis and is not aware of any material differences in Melinta’s accounting policies, and accordingly, the unaudited pro forma condensed combined financial statements assume no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 4. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Note 4 - Reclassification of Melinta’s Historical Financial Information

Certain reclassifications have been made to Melinta’s historical financial statements to conform to CorMedix’s presentation, as follows:

Reclassifications included in the unaudited pro forma condensed combined balance sheet are as follows:

	As of June 30, 2025
	Melinta		Melinta
	Before		After
	Reclassification	Reclassifications	Reclassification
Prepaid research and development (a)	$-	$787,207	$787,207
Prepaid expenses and other current assets (a)	8,363,137	(787,207)	7,575,930
Prepaid inventory and other assets (b)	17,772,579	(17,772,579)	-
Restricted cash, long-term (b)	-	819,847	819,847
Other assets (b)	-	16,952,732	16,952,732

(a)	Reclassification of certain prepaid expenses related to research and development cost included in Prepaid expenses and other current assets by Melinta to Prepaid research and development.

(b)	Reclassification of restricted cash included in Prepaid inventory and other assets by Melinta to Restricted cash, long-term and remaining amount as Other assets to conform to CorMedix’s financial statement line item presentation.

Reclassifications included in the unaudited pro forma condensed combined statement of operations are as follows:

	Six Months Ended
	June 30, 2025
	Melinta		Melinta
	Before		After
	Reclassification	Reclassification	Reclassification
Product, net (c)	$54,692,991	$(54,692,991)	$-
Contract revenue (c)	6,836,103	(6,836,103)	-
License and other (c)	1,534,093	(1,534,093)	-
Net sales (c)	-	63,063,187	63,063,187
Selling, general and administrative (d)	38,729,806	(38,729,806)	-
Selling and marketing (d)	-	19,234,911	19,234,911
General and administrative (d)	-	19,494,895	19,494,895
Foreign exchange transaction (loss) gain (e)	-	276,663	276,663
Other income (e)	1,631,917	(276,663)	1,355,254

	Year Ended
	December 31, 2024
	Melinta		Melinta
	Before		After
	Reclassification	Reclassification	Reclassification
Product, net (c)	$106,296,024	$(106,296,024)	$-
Contract revenue (c)	11,466,725	(11,466,725)	-
License and other (c)	2,207,330	(2,207,330)	-
Net sales (c)	-	119,970,079	119,970,079
Selling, general and administrative (d)	75,229,878	(75,229,878)	-
Selling and marketing (d)	-	39,944,805	39,944,805
General and administrative (d)	-	35,285,073	35,285,073
Foreign exchange transaction (loss) gain (e)	-	(630,099)	(630,099)
Other income (e)	(630,099)	630,099	-

(c)	Reclassification to conform to CorMedix’s financial statement line item presentation.
(d)	Reclassification to separate out Selling and marketing and General administrative expense included in Selling, general and administrative by Melinta.
(e)	Reclassification of foreign currency exchange impacts to the financial included in Other income by Melinta to Foreign exchange transactions (loss) gain to conform to CorMedix financial statement line item presentation.

Note 5 – Preliminary Purchase Price Allocation and Pro Forma Transaction Accounting Adjustments

The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Melinta’s tangible and intangible assets acquired and liabilities assumed. Specifically, the disaggregation of finite intangibles assets and any fair value adjustment necessary to recognize inventory in addition to prepaid inventory of $16,872 thousand and $4,299 thousand included in other assets and other prepaid expenses and other current assets, respectively, at fair value are in process and will be finalized in connection with the Company’s Quarterly Report on Form 10-Q for quarter ended September 30, 2025. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments. The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the closing date of was June 30, 2025 is presented as follows:
Amount
Consideration estimated to be transferred:
Cash consideration	$257,982,495
Estimated indebtedness amount paid	96,849,160
Fair value of CorMedix common shares	40,000,000
Fair value of contingent payments	80,368,000
Fair value of total consideration	$475,199,655
Recognized amounts of identifiable assets acquired and liabilities assumed:
Book value of net assets acquired	$136,133,951
Less: historical Melinta goodwill and intangible assets	(47,812,447)
Subtotal	$88,321,504
Adjustments to net book value of assets acquired and liabilities assumed:
Finite lived intangible assets	$229,500,000
In-process research and development	112,800,000
Deferred tax liability	(5,004,018)
Goodwill	49,582,169
Subtotal	$386,878,151
Estimated preliminary purchase price allocation	$475,199,655

Consideration estimated to be transferred:

Cash consideration - The Company paid Melinta equityholders (including the Company, Melinta, Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P. (the “Consenting Melinta Members”) an aggregate of $331,613 thousand consisting of $96,849 thousand as payment for estimated indebtedness (described below) with the remaining amount to $234,764 thousand in cash consideration for the Merger (subject to adjustment for the Aggregate Exercise Price, Estimated Company Cash, Estimated Company Debt, Estimated Working Capital as compared to the Working Capital Target, and Estimated Transaction Expenses (each as defined in the Merger Agreement)). In addition, in connection with the Merger, the Company paid $23,219 thousand for the purchase of the Toprol XL product, which had been previously licensed by Melinta from Sequel.

Estimated indebtedness amount paid – The Company paid $86,375 thousand in relation to the pay off and termination of the Melinta’s Notes Payable and $10,474 thousand related to Seller transaction expenses. The difference between the Notes Payable pay off and the balance as of June 30, 2025 is due to additional accrued interest, a termination fee as well as the writeoff of the remaining debt discount. As of June 30, 2025, Melinta had recognized $1,206 thousand of merger related charges which were recorded as an Accrued Expenses on its Combined Balance Sheet. The remaining consideration related to Melinta’s non-recurring transaction costs of $9,268 thousand subsequent to June 30, 2025 are not reflected in the pro forma income statement because they are not incurred by nor affect CorMedix's results of operations.

Fair value of CorMedix common shares - To the Consenting Melinta Members an aggregate of $40,000 thousand worth of common shares, par value $0.001 per share, of the Company (the “Merger Shares”).

Fair value of Contingent payments - Consenting Melinta Members are eligible to receive certain contingent payments pursuant to the terms of the Merger Agreement, the Contingent Payment Agreement. management’s preliminary estimate of their fair values of this contingent payment to be $17,605 thousand for milestone payments and $62,763 thousand for net sales-based payments for a total fair value of $80,368 thousand. The Contingent Payment Agreement provides for milestone and net sales-based payments. Upon the issuance of the U.S. Food and Drug Administration (“FDA”) marketing approval of (a) the product known as REZZAYOTM (rezafungin) for the prevention or prophylaxis of invasive fungal infections in adult patients undergoing allogeneic stem cell blood and marrow transplant or the regulatory equivalent on or prior to June 30, 2029, the Company shall pay, in cash or common shares, par value $0.001 per share, of the Company (“Common Stock”) at the Company’s election, to the Contingent Payment Holders (as defined in the Contingent Payment Agreement) and certain Company Option holders the following payments:

(i)	if the FDA-approved labeling includes candida, $20 million;

(ii)	if the FDA-approved labeling includes aspergillus, $2.5 million; and

(iii)	if the FDA-approved labeling includes pneumocystis, $2.5 million.

Further, the Contingent Payment Agreement provides that the Company will pay to the Contingent Payment Holders tiered royalties of 10% to 15% on REZZAYOTM (rezafungin) U.S. net sales and 2.5% royalties on MINOCIN® (minocycline) U.S. net sales for 7 to 13 years from the Closing Date. The REZZAYO net sales payments is estimated using a Monte Carlo simulation framework. Specifically, future Net Sales is simulated assuming a Geometric Brownian Motion framework. The simulated metrics were used to determine the applicable percentage of net sales payments. The MINOCIN net sales payment amount is linear with no thresholds, caps, tiers, or carry forwards, and is estimated using the Scenario Based Method. For each method the net sales payments were calculated based on the contractual terms, and then discounted from each payment date back to Closing Date.

Pro forma adjustments to cash:

The pro forma adjustment to cash consisted of the following, as described above and as noted below:

Notes, net of issuance costs (see (d) below)	$144,446,520
Consenting Melinta Members, excluding Melinta Notes Payable	(209,186,097)
Melinta Notes Payable	(96,849,160)
Toprol XL product	(23,218,521)
Melinta optionholders	(25,577,877)
Company merger expenses	(7,341,991)
Subtotal	(217,727,126)
Combined historical cash, as of June 30, 2025	207,742,084
Pro forma cash	$(9,985,042	)(1)

(1)	See (e) below under adjustments to net book value of assets acquired and liabilities assumed.

Recognized amounts of identifiable assets acquired and liabilities assumed:

Book value of net assets acquired – Represents the net book value of assets acquired from Melinta, which includes the termination Melinta’s Notes Payable balance, elimination Melinta’s accrued merger cost part of the consideration transferred, and closing cash compensation payments by Melinta.

Adjustments to net book value of assets acquired and liabilities assumed:

Identifiable intangible assets at fair value and In-process research and development – The intangible assets identified were marketed product value, in-process research and development. Preliminary fair values for these intangible assets were determined based on a benchmarking analysis. The fair value of marketed product value, in-process research and development acquired were valued at $229,500 thousand and $112,800 thousand, respectively. The marketed product value will be amortized on a straight-line basis over their estimated useful lives of 10 years. Historical intangible Melinta balances of $24,028 thousand have been removed.

Goodwill - Represents $49,582 thousand excess of the purchase price over Melinta's preliminary estimates of the fair value assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. Historical goodwill Melinta balance of $23,784 thousand has been removed.

Deferred tax liability - deferred tax liability of $5,004 thousand was recognized, using a blended statutory rate of 28.1%, for the tax impact of the intangible assets acquired. There was no tax benefit recognized related to the pro forma adjustments due to the valuation allowance recognized as a result of the Company’s net operating losses.

(b)	Adjustment made to remove the historical equity balances of Melinta.

(c)	CorMedix expects to incur a total of $7,342 thousand of merger costs. As of June 30, 2025, CorMedix had recognized $250 thousand of merger related charges which were recorded as an Accounts Payable on its Combined Balance Sheet. To eliminate the Accounts Payable amount and reflect the costs to be incurred, there is a $7,342 thousand reduction of cash, a $250 thousand elimination of the Accounts Payable balance, and a $7,092 thousand impact to Accumulated Deficit.

(d)	The Company issued Notes in the aggregate principal amount of $150,000,000. The Notes bear interest at a rate of 4.00% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026. The Notes will mature on August 1, 2030 and will be senior, unsecured obligations of the Company. Certain provisions in the Notes permit the Company to redeem or the holders to covert the Notes. The Notes are reflected herein net of $5,553 thousand of deferred financing cost. The Company is currently evaluating the impact of potential embedded features and, as such, any impact of such accounting has not been reflected in the pro forma financial statements.

(e)	The cash consideration on the Closing Date will be funded by the combination of the Company’s existing cash on hand and the issuance of the Notes. However, for purposes of the unaudited pro forma condensed combined financial statements, as of June 30, 2025, the Company has assumed additional accrued expenses of 9,985 due to a shortfall of cash as a result of timing of working capital.

(f)	Reflects the change in Cost of Sales from the purchase of Toprol XL product which was previously licensed to Melinta. The following is the adjustment for Cost of Sales:

	Six Months Ended	Year Ended
	June 30, 2025	December 31, 2024
Cost of Sales adjustment for royalty and annual licensing fee	1,310,336	2,811,249

(g)	Reflects the estimated amortization of the market product Intangible Asset discussed in Note 5(a), and the elimination of the previously recorded amortization of Melinta’s Intangible Asset.

	Six Months Ended	Year Ended
	June 30, 2025	December 31, 2024
Adjustments to amortization expense, net
Amortization of new market product intangible assets	$11,475,000	22,950,000
Elimination of amortization of Melinta’s intangible assets	(1,054,290)	(2,108,580)
Total adjustments to amortization expense, net	$10,420,710	$20,841,420

(h)	Reflects the reversal of Melinta’s merger related expense discussed in Note 5(a).

(i)	Reflects the estimated incremental interest expense and amortization of debt financing fees on the Notes, and elimination of previously recorded interest expense and amortization of debt financing fees on the Melinta Notes Payable to be repaid upon closing as discussed in Note 5(a). Interest expense for Notes is based on the anticipated borrowing rates applicable to the expected financing transactions, reflecting an assumed borrowing rate of 4.00%. When including financing costs of $5,553 thousand, this results in an effective interest rate of 4.82%.

	Six Months Ended	Year Ended
Adjustments to interest expense, net	June 30, 2025	December 31, 2024
Interest expense on new convertible notes payable	$3,060,578	$5,858,520
Amortization of debt financing fees on new convertible notes payable	529,122	976,767
Elimination of interest expense on Melinta Notes Payable	(3,360,514)	(7,496,062)
Elimination of amortization of debt financing fees on Melinta Notes Payable	(24,785)	(50,118)
Total adjustments to interest expense, net	$204,401	$(710,893)

(j)	Reflects the 3,323,833 Merger Shares issued to Consenting Melinta Members discussed in Note 5(a). For the year ended December 31, 2024, the two-class method was not required since the pro forma condensed combined statement of operations was in a net loss position and the participating security do not have contractual obligation that require participation in the Company’s losses.

(k)	Reflects reversal of Melinta’s historical stock-based compensation. As part of the Merger consideration, Melinta option holders were compensated for the value of the equity awards, subject to the provisions in the Merger Agreement in the amount of $25,578 thousand.

	Six Months Ended	Year Ended
	June 30, 2025	December 31, 2024
Adjustments to stock-based compensation expense, cost of goods sold	$30,922	$(81,468)
Adjustments to stock-based compensation expense, research and development	104,304	230,117
Adjustments to stock-based compensation expense, general and administrative	148,778	492,507
Total adjustments to stock-based compensation expense	$284,004	$641,156

(l)	Estimated income tax expense related to the pro forma adjustments is calculated based on a tax rate of 28.1%. This represents CorMedix best estimate of the blended statutory rate related to Melinta's operations after combining with CorMedix. The total effective tax rate could be significantly different depending on the post-acquisition mix of income and other factors influencing the historical periods presented.